UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 4, 2024

COJAX OIL AND GAS CORP

(Exact Name of Registrant as Specified in Charter)

Virginia	333-257331	46-1892622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Wilson Boulevard Suite E-605 Arlington, Virginia 22201
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(703) 216-8606
N/A
(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

Effective as of January 4, 2024, CoJax Oil and Gas Corporation, a Virginia corporation (the “Company”), dismissed Sadler, Gibb & Associates, LLC (“Sadler Gibb”) as the Company’s independent registered public accounting firm engaged to audit the Company’s financial statements.  The dismissal of Sadler Gibb was approved by the Company’s board of directors (“Board”) on the same date.

Sadler Gibb served as the Company’s independent auditor between September 30, 2022 and January 4, 2024.  The report of Sadler Gibb regarding the Company’s financial statements for the fiscal year ended December 31, 2022, being the most recent fiscal year for which the Company has filed audited financial statements with the Securities and Exchange Commission (the “SEC”), did not contain any adverse opinions or disclaimers of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that such report included explanatory paragraphs with respect to the Company’s ability, in light of its accumulated losses and negative cash flows from operations, to continue as a going concern.

During the fiscal year ended December 31, 2022 and through January 4, 2024, there were no (a) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with Sadler Gibb on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Sadler Gibb’s satisfaction, would have caused Sadler Gibb to make reference to the subject matter thereof in connection with its reports for such year; or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Sadler Gibb with a copy of the disclosures contained in this Current Report on Form 8-K prior to its filing with the SEC and requested Sadler Gibb to furnish it with a letter addressed to the SEC stating whether it agrees with such disclosures, and if not, stating the respects in which it does not agree.  A copy of Sadler Gibb’s letter, dated January 10, 2024, is filed herewith as Exhibit 16.1 to this Current Report on Form 8-K.

On January 4, 2024, the Board, acting as the audit committee, approved an appointment of M & K CPAS, PLLC (“M&K”), as the Company’s independent registered public accountant firm for the year ended December 31, 2023, and the Company appointed M&K as its independent registered public accountant firm for the year ended December 31, 2023, effective immediately.

During the Company’s two most recent fiscal years, and through the date hereof, neither the Company nor anyone on the Company’s behalf consulted M&K regarding either:

(i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided nor oral advice was provided to the Company that M&K concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph 304(a)(1)(v)) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
16.1	Letter from Sadler, Gibb & Associates, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 10, 2024

COJAX OIL AND GAS CORPORATION

By: /s/ Jeffrey J. Guzy

Jeffrey J. Guzy

Title: Chief Executive Officer